Exhibit 10.1

THIRD AMENDMENT

This THIRD AMENDMENT, dated as of May 6, 2020 (this “Amendment”), is entered into by and among SP Plus Corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, have entered into that certain Credit Agreement, dated as of November 30, 2018 (as amended, modified, extended, restated or supplemented from time to time on or prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested (a) an increase in the aggregate Revolving Commitments by $45,000,000 for a period of 364 days and (b) certain other amendments to the Credit Agreement as more fully described herein; and

WHEREAS, the Required Lenders and each Lender that has agreed to provide a Temporary Revolving Commitment (as defined in Section 2 below) have agreed to such requested increase and such amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Increase In Revolving Commitments.

(a)    As of the Effective Date, the Revolving Commitments are hereby increased to $370,000,000. The Revolving Commitment of each Lender agreeing to provide a Temporary Revolving Commitment as of the date hereof is amended to equal the amount set forth opposite such Lender’s name on the schedule of Revolving Commitments attached hereto as Exhibit A.

(b)    The Borrower shall repay any Revolving Loans outstanding on the date hereof with the proceeds of a new Borrowing of Revolving Loans on the date hereof, so that each Revolving Lender holds its Applicable Revolving Percentage of such Revolving Loans after giving effect to the increase in Revolving Commitments set forth in the preceding paragraph; provided that no such prepayment shall be subject to Section 3.05 of the Credit Agreement.

(c)    On the Effective Date, immediately after giving effect to the repayment contemplated by the preceding clause (b), each Revolving Lender shall be deemed to have purchased from (i) the L/C Issuer a risk participation in each outstanding Letter of Credit issued by the L/C Issuer in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit and (ii) the Swing Line Lender a risk participation in each outstanding Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

2.Amendments.

2.1    The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is hereby deleted and replaced with a reference to “BOFA SECURITIES, INC.”

2.2    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Covered Entity” means any of the following, (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Liquidity” means the sum of (a) all cash and Cash Equivalents of the Loan Parties on such date that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower (for the avoidance of doubt, excluding any cash held in segregated accounts for the benefit of third parties) and (ii) are not subject to a Lien (other than Liens of the type described in Sections 7.01(a), (j), (m) and (r)) plus (b) Availability on such date.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Temporary Revolving Commitments” means the additional Revolving Commitments provided by the Revolving Lenders pursuant to the Third Amendment to this Agreement.
“Termination Date” means May 5, 2021.
“Third Amendment Effective Date” means May 6, 2020.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial

Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
2.3    The following definitions in Section 1.01 of the Agreement are hereby amended and restated in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated Leverage Ratio” means, as of any date of determination for any Measurement Period, the ratio of: (a) Consolidated Funded Indebtedness as of such date minus Indebtedness of the Borrower and its Subsidiaries under Letters of Credit and any other letters of credit outstanding as of such date, in an aggregate amount not to exceed $100,000,000 to (b) Consolidated EBITDA for such Measurement Period; provided that, for purposes of calculating the Consolidated Leverage Ratio:

(i)    as of the end of the Fiscal Quarter ending September 30, 2020, Consolidated EBITDA shall be the actual amount of Consolidated EBITDA for the period of one Fiscal Quarter then ended multiplied by four (4);
(ii)    as of the end of the fiscal quarter ending December 31, 2020, Consolidated EBITDA shall be the actual amount of Consolidated EBITDA for the period of two Fiscal Quarters then ended multiplied by two (2); and
(iii)    as of the end of the fiscal quarter ending March 31, 2021, Consolidated EBITDA shall be the actual amount of Consolidated EBITDA for the period of three fiscal quarters then ended multiplied by one and one-third (1 1/3).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

2.4    The final paragraph of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b), (b) the initial Applicable Rate shall be set forth in Pricing Level 2 until the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending March 31, 2019 to the Administrative Agent and (c) the Applicable Rate from the Third Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending June 30, 2021 to the Administrative Agent shall be: (i) 2.75%, with respect to the Eurodollar Rate and Letter of Credit Fee, (ii) 1.75%, with respect to the Base Rate and (iii) 0.375%, with respect to the Commitment Fee. Any adjustment in the Applicable Rate shall be applicable to all applicable Credit Extensions then existing or subsequently made or issued (and are outstanding) during the period in which such Applicable Rate applies.

2.5    In the definition of “Arrangers” set forth in Section 1.01 of the Credit Agreement, the reference to “MLPFS” is hereby deleted and replaced with a reference to “BofA Securities”.

2.6    Each reference to “zero” in clause (ii) of the proviso following clause (b) in the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended to read “one percent (1.0%)”.

2.7    The last sentence in the definition of Revolving Commitments is hereby amended and restated to read in its entirety as follows:

“The Revolving Commitment of all of the Revolving Lenders on the Third Amendment Effective Date shall be Three-Hundred Seventy Million Dollars ($370,000,000).”

2.8     Section 1.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“0.01    Rates.
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is in an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.”

2.9    Clause (D) of Section 2.03(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(D)    the Letter of Credit is to be denominated in a currency other than Dollars, provided, no Letter of Credit may be issued by an L/C Issuer (other than Bank of America) in a currency other than Dollars without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed);”

2.10    In clause (b) of Section 2.06 of the Credit Agreement, clause (ii) is hereby renumbered clause (iii), and a new clause (ii) is hereby inserted to read as follows:

“(ii)    The Temporary Revolving Commitments shall be automatically and permanently terminated on the Termination Date.”
2.11    Clause (c) of Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Application of Commitment Reductions; Payment of Fees.
(i)    The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitments under this Section 2.06. Upon any reduction of the Revolving Commitments, prior to the Termination Date or on the Termination Date pursuant to Section 2.06(b)(ii), such reduction shall be applied first to the Temporary Revolving Commitments on a pro rata basis among the Revolving Lenders holding Temporary Revolving Commitments. Upon any reduction of the Revolving Commitments after the Temporary Revolving Commitments have been terminated in full, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.
(ii)    On the date of any reduction or termination of the Temporary Revolving Commitments: (A) the Borrower shall repay such Revolving Loans outstanding on such date, with the proceeds of a new Borrowing of Revolving Loans on such date, so that each Revolving Lender holds its Applicable Revolving Percentage of such Revolving Loans after giving effect to such reduction or termination, any such prepayment shall be subject to Section 3.05 and (B) each Revolving Lender shall be deemed to have purchased from (x) the L/C Issuer a risk participation in each outstanding Letter of Credit issued by the L/C Issuer in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit and (y) the Swing Line Lender a risk participation in each outstanding Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.”

2.12    The text of clause (a) of Section 2.07 of the Credit Agreement immediately preceding the proviso thereto is hereby amended and restated in its entirety to read as follows:

“(a)    Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding, in the following amounts: (i) commencing at the end of the first full Fiscal Quarter ending after the Closing Date, in quarterly installments equal to 1.25% of the initial aggregate principal amount of the Term Loans and (ii) commencing at the end of the Fiscal Quarter ending June 30, 2021, in quarterly installments equal to 1.875% of the initial aggregate principal amount of the Term Loans (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02;”

2.13    Clause (f)(i) of Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)    each Borrowing (other than Swingline Borrowings) shall be made from the Lenders, each payment of fees under Section 2.09 and 2.03 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments shall, subject to Section 2.06 with respect to the reduction or termination of Temporary Revolving Commitments, be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;”

2.14    The reference to “zero” in the final sentence of Section 3.07 of the Credit Agreement is hereby deleted and replaced with a reference to “one percent (1%)”.

2.15    Each reference to “MLPFS” in Section 6.02 of the Credit Agreement is hereby deleted and replaced with a reference to “BofA Securities”.

2.16    Clause (b) of Section 7.03 of the Credit Agreement is hereby amended by adding the following text at the end of clause (iv):

“provided that no Investments pursuant to this Section 7.03(b)(iv) shall be permitted after the Third Amendment Effective Date until the date on which the Borrower has delivered a Compliance Certificate for the Fiscal Quarter ending June 30, 2021”
2.17    Clause (e) of Section 7.03 of the Credit Agreement is hereby amended by adding the following text at the end of such clause:

“provided that no Permitted Acquisitions shall be permitted after the Third Amendment Effective Date until the date on which the Borrower has delivered a Compliance Certificate for the Fiscal Quarter ending June 30, 2021”

2.18    Clause (m) of Section 7.03 of the Credit Agreement is hereby amended by adding the following text at the end of such clause:

“provided that no Investments pursuant to this Section 7.03(m) shall be permitted after the Third Amendment Effective Date until the date on which the Borrower has delivered a Compliance Certificate for the Fiscal Quarter ending June 30, 2021”

2.19    Clause (c) of Section 7.06 of the Credit Agreement is hereby amended by adding the following text at the end of such clause immediately prior to “; and”:

“provided that no Restricted Payments may be made pursuant to this Section 7.06(c) after the Third Amendment Effective Date until the date on which the Borrower has delivered a Compliance Certificate for the Fiscal Quarter ending June 30, 2021”

2.20    Clause (a) of Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Consolidated Interest Coverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2019, permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the last day of any Fiscal Quarter of the Borrower to be less than the ratio set forth below opposite such period:

Measurement Period Ending	Consolidated Interest Coverage Ratio
March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, and March 31, 2020	3.50:1.0
June 30, 2020 and September 30, 2020	2.75:1.0
December 31, 2020 and March 31, 2021	3.00:1.0
June 30, 2021 and each Fiscal Quarter thereafter	3.50:1.0”

2.21    The table in clause (b) of Subsection 7.11 of the Credit Agreement is hereby deleted and replaced with the following table:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
March 31, 2019, June 30, 2019 and September 30, 2019	4.25:1.0
December 31, 2019 and March 31, 2020	4.00:1.0
June 30, 2020	Not Tested
September 30, 2020	5.50:1.0
December 31, 2020 and March 31, 2021	4.75:1.0
June 30, 2021	4.00:1.0
September 30, 2021, December, 31, 2021 and March 31, 2022	3.75:1.0
June 30, 2022 and each Fiscal Quarter thereafter	3.50:1.0

2.22    The following clause (c) is hereby added to Subsection 7.11 of the Credit Agreement immediately following clause (b) thereof:

(c)    Minimum Liquidity. Permit Liquidity at June 30, 2020 to be less than $50,000,000.

2.23    Clause (a) of Section 7.14 of the Credit Agreement is hereby amended by adding the following text at the end of such clause:

“; provided that no such payments may be made pursuant to this Section 7.14(a) after the Third Amendment Effective Date until the date on which the Borrower has delivered a Compliance Certificate for the Fiscal Quarter ending June 30, 2021.”

2.24    Section 11.18 of the Credit Agreement is hereby amended to add the following text at the end of such section:

“For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.”

2.25    The reference to “EEA Financial Institutions” in the heading to Section 11.20 of the Credit Agreement is hereby deleted and replaced with a reference to “Affected Financial Institutions”. Each reference to “EEA Financial Institution” in Section 11.20 of the Credit Agreement is hereby deleted and replaced with a reference to “Affected Financial Institution”. Each reference to “an EEA Resolution Authority” in Section 11.20 of the Credit Agreement is hereby deleted and replaced with a reference to “the applicable Resolution Authority”. The reference to “any EEA Resolution Authority” in Section 11.20 of the Credit Agreement is hereby deleted and replaced with a reference to “the applicable Resolution Authority”.

2.26    Article XI of the Credit Agreement is hereby amended by adding a new Section 11.21 after Section 11.20 thereof to read as follows:

“11.21    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.”

3.    Conditions Precedent. This Amendment shall become effective as of the date hereof after each of the following conditions is satisfied (such date the “Effective Date”):

(a)    Receipt by the Administrative Agent of:

(i)
counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders, each Lender providing a Temporary Revolving Commitment and Bank of America, N.A., as Administrative Agent;

(ii)
such certificates and resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(iv)
such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is in good standing and qualified to engage in business in its state of incorporation, organization or formation;

(v)
an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent; and

(b)
The Administrative Agent and the Lenders shall have received payment of all fees and expenses, if any, owing pursuant to (a) any fee letter executed in connection herewith and, (b) to the extent invoiced at least one Business Day prior the Effective Date, the Credit Agreement (including without limitation the reasonable and documented legal fees and expenses of the Administrative Agent owing in connection with this Amendment).

(c)
Following the reasonable request of any Lender at least two Business Days prior to the Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(d)
If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, following the reasonable request of any Lender at least two Business Days prior to the Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, a Beneficial Ownership Certification in relation to the Borrower.

4.    Miscellaneous.

(a)    The Credit Agreement and the other Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall constitute a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)    The Loan Parties hereby represent and warrant on the date hereof as follows:

(i)    The Loan Parties have taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

(ii)    This Amendment has been duly executed and delivered by each Loan Party and constitutes each such Loan Party’s legal, valid and binding obligations, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)    No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower or any Guarantor of this Amendment, other than, in each case, (A) those approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, and (B) those approvals, consents, exemptions, authorizations, actions, notices and filings the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)    The Loan Parties represent and warrant to the Lenders on the date hereof that (i) the representations and warranties of each Loan Party set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case, it is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case, such representations and warranties was true and correct in all material respects (except to the extent any such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case, it was true and correct in all respects) as of such earlier date) and (ii) after giving effect to this Amendment (and assuming that the full amount of the Incremental Revolving Facility effected by this Amendment shall have been funded on the Effective Date), no Default exists and is continuing, or would immediately result from this Amendment.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by fax or e-mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

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Each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                SP PLUS CORPORATION,
a Delaware corporation

By: /s/ Kristopher H. Roy
Name: Kristopher H. Roy
Title: Chief Financial Officer and Treasurer

GUARANTORS:            ATLANTA PROVISIONS, LLC,
a Florida limited liability company
AUSTIN BERGSTROM TRANSFER, LLC,
a Florida limited liability company
BAGGAGE AIRLINE GUEST SERVICES, INC.,
a Florida corporation
BAGS FOR CRUISES, LLC,
a Florida limited liability company
BAGS OF FLORIDA, LLC,
a Florida limited liability company
BAGS OF GEORGIA, LLC,
a Florida limited liability company
BAGS OF NEVADA, LLC,
a Nevada limited liability company
BAGS PARKING SERVICES LLC,
a Florida limited liability company
BALTIMORE DISTRIBUTION, LLC,
a Florida limited liability company
CCM INVESTMENTS GROUP, LLC,
a Delaware limited liability company
CENTRAL PARKING CORPORATION,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF CONNECTICUT, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF GEORGIA, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF MARYLAND, INC.,
a Tennessee corporation

By:     /s/ Kristopher H. Roy
Name:     Kristopher H. Roy
Title:     Chief Financial Officer and Treasurer

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SP PLUS CORPORATION
THIRD AMENDMENT

CENTRAL PARKING SYSTEM OF NEW YORK, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF PUERTO RICO, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM OF WASHINGTON, INC.,
a Tennessee corporation
CENTRAL PARKING SYSTEM REALTY OF NEW YORK, INC., a Tennessee corporation
CENTRAL PARKING SYSTEM, INC.,
a Tennessee corporation
CERTIFIED AUTO RETRIEVAL SERVICE, INC.,
a Florida corporation
CITY NIGHTS VALET, INC.,
a Florida corporation
CITY SIDE SERVICES, LLC,
a Delaware limited liability company
COLORADO SPRINGS SERVICES, LLC,
a Florida limited liability company
CPC PROPCO, LLC,
a Delaware limited liability company
DALLAS LOVE SUPPLIES, LLC,
a Florida limited liability company
DC PROVISIONS, LLC,
a Florida limited liability company
DENVER SERVICES, LLC,
a Florida limited liability company
DULLES SERVICES, LLC,
a Florida limited liability company
EUGENE PROVISIONS, LLC,
a Florida limited liability company
HOME SERV DELIVERY, LLC,
a Florida limited liability company
HOSPITALITY CCGS HOLDINGS, LLC,
a Delaware limited liability company
By:     /s/ Kristopher H. Roy
Name:     Kristopher H. Roy
Title:     Chief Financial Officer and Treasurer
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SP PLUS CORPORATION
THIRD AMENDMENT

JAMAICA LOGISTICS, LLC,
a Florida limited liability company
KCPC HOLDINGS, INC.,
a Delaware corporation
KINNEY SYSTEM, INC.,
a Delaware corporation
LUGGAGE LOGISTICS & PROCUREMENT, LLC, a Florida limited liability company
LUGGAGE SERVICES AND LOGISTICS, LLC,
a Delaware limited liability company
MAPLE LEAF LOGISTICS, LLC,
a Florida limited liability company
MERRITT LEASING, LLC,
a Florida limited liability company
MERRITT TRUCKING LLC,
a Delaware limited liability company
MIAMI DADE CONVEYANCE, LLC,
a Florida limited liability company
MINNEAPOLIS TRANSFER, LLC,
a Florida limited liability company
NETBAGS.COM, LLC,
a Pennsylvania limited liability company
NEWARK DISTRIBUTIONS, LLC,
a Florida limited liability company
ORLANDO DTTS, LLC,
a Florida limited liability company
PACIFIC BAGS, LLC,
a Florida limited liability company
PORTLAND PROVISIONS, LLC,
a Florida limited liability company
QUEENS CONVEYANCE, LLC,
a Florida limited liability company
REMOTE CHECK-IN, LLC,
a Delaware limited liability company
RSF SECURE, LLC,
a Delaware limited liability company
By:     /s/ Kristopher H. Roy
Name:     Kristopher H. Roy
Title:     Chief Financial Officer and Treasurer
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SP PLUS CORPORATION
THIRD AMENDMENT

RSF STAFF, LLC,
a Delaware limited liability company
RYNN’S LUGGAGE OF TEXAS, INC.,
a Texas corporation
RYNN'S LUGGAGE CORPORATION,
a Pennsylvania corporation
SALT LAKE CITY TRANSFER, LLC,
a Florida limited liability company
SORT, LLC,
a Florida limited liability company
STANDARD AUTO PARK, INC.,
an Illinois corporation
STANDARD PARKING CORPORATION IL,
a Delaware corporation
TAMPA CONVEYANCE, LLC,
a Florida limited liability company
TROS DTTS, LLC,
a Florida limited liability company
TRUK, LLC,
a Delaware limited liability company,
TUCSON PROVISIONS, LLC
a Florida limited liability company,
TUGS, LLC
a Florida limited liability company,
USA PARKING SYSTEM, INC.,
a Tennessee corporation
VOYAGER MERCHANDISING, LLC,
a Delaware limited liability company
ZWB HOLDINGS, INC.,
a Florida corporation
By:     /s/ Kristopher H. Roy
Name:     Kristopher H. Roy
Title:     Chief Financial Officer and Treasurer

APCOA LASALLE PARKING COMPANY, LLC,
a Louisiana limited liability company
By:    SP Plus Corporation
Its:    Manager and Member
By:     /s/ Kristopher H. Roy
Name:     Kristopher H. Roy
Title:     Chief Financial Officer and Treasurer

SP PLUS CORPORATION
THIRD AMENDMENT

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/ Kyle D Harding
Name:     Kyle D. Harding
Title:     Vice President

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:     /s/ Daniel Phelan
Name:    Daniel Phelan
Title:    Vice President

        WELLS FARGO BANK, NATIONAL ASSOCIATION

By:     /s/ Peg Laughlin
Name:    Peg Laughlin
Title:    SVP

BMO HARRIS BANK N.A.

By:     /s/ Katherine M. Aring
Name:    Katherine M. Aring
Title:    Director

JPMORGAN CHASE BANK, N.A.

By:     /s/ Erik Barragan
Name:    Erik Barragan
Title:    Authorized Officer

KEYBANK NATIONAL ASSOCIATION

By:     /s/ Ashley Braniecki
Name:    Ashley Braniecki
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Karen Myers
Name:    Karen Myers
Title:    Senior Vice President
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SP PLUS CORPORATION
THIRD AMENDMENT

ASSOCIATED BANK, N.A.

By:     /s/ Mary T. Wessel
Name:    Mary T. Wessel
Title:    Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION

By:     /s/ Donna Benson
Name:    Donna Benson
Title:    Assistant Vice President

FIRST HAWAIIAN BANK

By:     /s/ Derek Chang
Name:    Derek Chang
Title:    Senior Vice President

CIBC BANK USA

By:     /s/ Josh Udelhofen
Name:    Josh Udelhofen
Title:    Associate Managing Director

SP PLUS CORPORATION
THIRD AMENDMENT

Revolving Commitments and Applicable Percentages as of the Third Amendment Effective Date

Lender	Revolving Commitment	Temporary Revolving Commitment	Total Revolving Commitment	Applicable Percentage of Revolving Facility
Bank of America, N.A.	$85,000,000.00	$13,600,000.00	$98,600,000.00	26.648648650%
Wells Fargo Bank, National Association	$60,000,000.00	$9,200,000.00	$69,200,000.00	18.702702700%
BMO Harris Bank N.A.	$27,500,000.00	$4,225,000.00	$31,725,000.00	8.574324324%
JPMorgan Chase Bank, N.A.	$27,500,000.00	$4,000,000.00	$31,500,000.00	8.513513514%
KeyBank National Association	$27,500,000.00	$5,000,000.00	$32,500,000.00	8.783783784%
U.S. Bank National Association	$27,500,000.00	$4,000,000.00	$31,500,000.00	8.513513514%
Associated Bank, N.A.	$20,000,000.00	$3,075,000.00	$23,075,000.00	6.236486486%
PNC Bank, National Association	$20,000,000.00	$0.00	$20,000,000.00	5.405405405%
First Hawaiian Bank	$17,500,000.00	$0.00	$17,500,000.00	4.729729729%
CIBC Bank USA	$12,500,000.00	$1,900,000.00	$14,400,000.00	3.891891892%

TOTAL	$325,000,000.00	$45,000,000.00	$370,000,000.00	100.00000000%

SP PLUS CORPORATION
THIRD AMENDMENT